EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 28, 2011 which accompanies the consolidated financial statements of Gysan Holdings, Inc. and Subsidiary for the year ended October 31, 2010 that is included in this Form S-1 registration statement.  We consent to the inclusion in the registration statement of the aforementioned report.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

November 17, 2011

Chartered Accountants

Calgary, Canada